UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020 (June 8, 2020)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2020, Digital Ally, Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative (the “Representative”) of the underwriters (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Underwriters will purchase from the Company, and sell to investors, 2,235,581 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $2.15 per share, less underwriting discounts and commissions (the “Offering”).

The Company has also granted the Underwriters a 45-day option to purchase up to an additional 213,953 shares of Common Stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any (the “Option Shares” and together with the Firm Shares, the “Shares”).

The Offering is being registered and the Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-225227) (the “Registration Statement”), which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2018, and was declared effective on June 6, 2018, and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated June 8, 2020 (the “Prospectus Supplement”). The legal opinion and consent of Sullivan and Worcester LLP addressing the validity of the Common Stock sold in the Offering is filed as Exhibit 5.1 hereto and is incorporated into the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriters will purchase the Firm Shares from the Company at a price of $1.9995 per share, representing a seven percent (7%) discount from the public offering price. In addition, the Company agreed to pay the Underwriters all expenses relating to the Offering, including “road show” expenses, diligence fees and the fees and expenses of the Underwriters’ legal counsel not to exceed $30,000.

Under the Underwriting Agreement, pursuant to a certain “lock-up” agreement and subject to certain exclusions as set forth therein, the Company has agreed, without first obtaining the written consent of the Representative and subject to certain exceptions, not to, for a period of 30 days from the date of the Underwriting Agreement, (1) offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company, (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of the Company’s capital stock or any securities convertible into or exercisable or exchangeable for shares of the Company’s capital stock (3) complete any offering of debt securities of the Company, or (4) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Provided that the Firm Shares are sold in accordance with the terms of the Underwriting Agreement, the Representative shall have, for a period of 6 months after the date the Offering is completed, a right of participation to participate as an underwriter and/or placement agent for up to fifty percent (50%) of any and all future public offerings during such 6-month period of the Company or any subsidiary of the Company; provided, however, that this right will not apply to any offering conducted in conjunction with a merger, business combination, strategic transaction or joint venture or similar-type transaction.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 8, 2020, between the Company and Aegis Capital Corp., as representative of the underwriters named on Schedule 1 thereto
5.1	Opinion of Sullivan and Worcester LLP
23.1	Consent of Sullivan and Worcester LLP (included in opinion of Sullivan and Worcester LLP filed as Exhibit 5.1)
99.1	Press Release announcing the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2020

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer